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Cancellation Resolution

Clear Trust LLC
Stock Transfer Agent

Sunset Island Group, Inc.
(Issuer's Name)

555 N. El Camino Real #A418, San Clemente, CA 92672
(Issuer's Address)

T.J. Magallanes 424-239-6230
(Issuer's Contact) (Phone #)

info@sunsetislandgroup.com
(E-Mail Address)

In lieu of a meeting of the board of directors, it was

RESOLVED, that the Officers of this Corporation are authorized and instructed to decrease the current issued and outstanding shares of our Common Stock stock by 46,000,000 shares.

RESOLVED FURTHER, that the Officers of this Corporation authorize and instruct ClearTrust, LLC, a Florida limited liability company, sole stock transfer agent, to cancel the following certificates, and return the number of shares listed below back to our company treasury effective 08/18/2017 on the books of the company.

Certificate Number	Shareholder's Full Name	Total Shares On Certificate	Shares To Be Cancelled	Restricted or Free Trading*
Book	T.J. Magallanes	36,800,000	36,800,000	R
Book	Valerie Baugher	9,200,000	9,200,000	R

I, the undersigned, officer of the above named company, do hereby certify that this is a true copy of a resolution, set forth and adopted on the below date and that the said resolution has not been in any way rescinded, annulled, or revoked but the same is still in full force and effect.

DocuSigned by:
T.J. Magallanes
Officer's Signatures

08/18/2017
Dated

TJ Magallanes
Officer's Printed Name

CEO
Officer's Title

424-239-6230
Officer's Phone #

info@sunsetislandgroup.com
Officer's Email Address